EXHIBIT 23


         CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 1996, except as to Note 13, which is as of April 9, 1996, appearing on page F-2 of Tupperware Corporation's Registration Statement on Form 10/A4.

         Price Waterhouse LLP
         Chicago, Illinois
         May 31, 1996